NEWS RELEASE

For More Information Contact:	For Release - April 19, 2011
Chris Reid, Vice President and Director of Investor Relations, (713) 507-2873 Media: Graham Painter, Executive Vice President and Director of Corporate Communication, (713) 507-2770

STERLING BANCSHARES REPORTS FIRST QUARTER 2011 RESULTS

HOUSTON, TX, April 19, 2011 – Sterling Bancshares, Inc. (Nasdaq: SBIB) today reported a net loss of $370 thousand, or $0.00 per diluted share, for the first quarter ended March 31, 2011, compared to net income of $1.9 million, or $0.02 per diluted share, for the fourth quarter of 2010 and a net loss of $6.2 million, or $0.07 per diluted share for the first quarter of 2010.

As previously announced, on January 16, 2011, Sterling Bancshares, Inc, and Comerica Incorporated, a company headquartered in Dallas, Texas, agreed to a strategic business combination in which Sterling will merge with Comerica.  The transaction is expected to be completed in the second quarter of 2011, subject to customary closing conditions, including regulatory approvals and approval by Sterling’s shareholders.

For the first quarter of 2011, loans decreased $153 million or 5.6% to $2.6 billion at March 31, 2011.  This decrease was due primarily to reductions in commercial real estate loans of $90.2 million, resulting from the Company’s continued efforts to reduce exposure to these loan types.  Commercial and industrial loans decreased $41.8 million during the first quarter of 2011 due to continued low loan demand and line usage.

At March 31, 2011, total deposits were $4.1 billion, a decrease of $140 million or 3.3% compared to December 31, 2010.  The decrease in deposits was primarily related to the impact of year-end seasonal activity including lower public fund balances.

Nonperforming assets were $186 million at March 31, 2011, an increase of $15.4 million compared to December 31, 2010.  The increase in nonperforming assets was due to an increase in foreclosed assets of $12.8 million on a linked-quarter basis as additional problem loans continued to transition into this category.  Nonperforming loans increased slightly on a linked-quarter basis to $136 million at March 31, 2011.

At March 31, 2011, the total allowance for loan losses was $75.5 million or 2.90% of period-end total loans, down from $77.1 million or 2.80% of period-end total loans at December 31, 2010.  Net charge-offs for the first quarter of 2011 were $12.4 million or 1.87% of average total loans, compared to $9.7 million or 1.36% of average total loans for the fourth quarter of 2010.  Net charge-offs during the first quarter of 2011 were primarily due to approximately $8.4 million in charge-offs related to commercial real estate loans.

Sterling Bancshares, Inc., News Release
April 19, 2011

Tax-equivalent net interest income for the first quarter of 2011 was $39.9 million, down slightly on a linked-quarter basis. Tax-equivalent net interest margin was 3.52% for the first quarter of 2011, up 13 basis points from 3.39% for the fourth quarter of 2010.  The increase in net interest margin during the first quarter of 2011 was due to a decline in average interest-bearing cash of $70 million which was used to fund higher yielding average securities growth of $100 million and a decrease in rates paid on interest-bearing deposits.

Noninterest income for the first quarter of 2011 was $10.1 million, an increase of $1.3 million compared to the fourth quarter of 2010.  Net losses on securities of $429 thousand recorded in the first quarter of 2011 was due to the sale of a security that was downgraded to below investment grade during the quarter.  Other noninterest income increased $1.9 million for the first quarter of 2011 compared to the fourth quarter of 2010 due to payout claims on certain bank-owned life insurance policies.

Total noninterest expense for the first quarter of 2011 was $41.1 million, a decrease of $407 thousand compared to the fourth quarter of 2010.  Professional fees increased $262 thousand for the first quarter of 2011 compared to the fourth quarter of 2010 due primarily to additional legal fees paid in connection with the pending merger with Comerica.  Other noninterest expense increased $576 thousand due to additional carrying costs and write-downs on foreclosed assets.

As of March 31, 2011, Sterling had total assets of $5.0 billion, total loans of $2.6 billion and total deposits of $4.1 billion.  Shareholders’ equity of $623 million at March 31, 2011, was 12.34% of total assets.  Book value per common share at period-end was $6.10.  Tangible capital ratio was 9.06% and all regulatory capital ratios were in excess of those considered to be well-capitalized at March 31, 2011.

Forward-Looking Statements
Any statements in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “trend,” “objective” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica, Sterling, the proposed transaction or the combined company following the transaction often identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of management based on information known to management as of the date of this filing and do not purport to speak as of any other date. Forward-looking statements may include descriptions of the expected benefits and costs of the transaction; forecasts of revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries; management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction; the ability to obtain any required regulatory, shareholder or other approvals; any statements of the plans and objectives of management for future or past operations, products or services, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Such statements reflect the view of management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, actual results could differ materially from those anticipated by the forward-looking statements or historical results. Factors that could cause or contribute to such differences include, but are not limited to, the possibility that expected benefits may not materialize in the timeframe expected or at all, or may be more costly to achieve; that the transaction may not be timely completed, if at all; that prior to the completion of the transaction or thereafter, Comerica’s and Sterling’s respective businesses may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; that required regulatory, shareholder or other approvals are not obtained or other closing conditions are not satisfied in a timely manner or at all; reputational risks and the reaction of the companies’ customers to the transaction; diversion of management time on merger-related issues; and those factors referenced in Comerica’s and Sterling’s filings with the Securities and Exchange Commission (the “SEC”). Forward-looking statements speak only as of the date they are made. Comerica and Sterling do not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this release or in any documents, Comerica and Sterling claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Sterling Bancshares, Inc., News Release
April 19, 2011

Additional Information
Management of Sterling will not host a conference call.  In connection with the proposed merger transaction, Comerica has filed with the SEC a Registration Statement on Form S-4 that includes a Proxy Statement of Sterling and a Prospectus of Comerica, and Sterling mailed the definitive Proxy Statement/Prospectus to its shareholders on or about April 6, 2011. Each of Comerica and Sterling may file other relevant documents concerning the proposed transaction. SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the definitive Proxy Statement/Prospectus, as well as other filings containing information about Comerica and Sterling, may be obtained at the SEC’s Internet site (http://www.sec.gov). You may be able to obtain these documents, free of charge, from Comerica at www.comerica.com under the tab “Investor Relations” and then under the heading “SEC Filings” or from Sterling by accessing Sterling’s website at www.banksterling.com under the tab “Investor Relations” and then under the heading “SEC Filings.”

Comerica and Sterling and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Sterling in connection with the proposed merger. Information about the directors and executive officers of Comerica is set forth in the proxy statement for Comerica’s 2011 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 18, 2011. Information about the directors and executive officers of Sterling is set forth in Sterling’s Form 10-K/A filed with the SEC on April 8, 2011. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the above-referenced definitive Proxy Statement/Prospectus and other relevant materials filed with the SEC. Free copies of these documents may be obtained as described in the preceding paragraph.

About Sterling Bancshares
Sterling Bancshares, Inc. is a Houston-based bank holding company with total assets of $5.0 billion, which operates 57 banking centers in the greater metropolitan areas of Houston, San Antonio, Dallas and Fort Worth, Texas. The Company’s common stock is traded through the NASDAQ Global Select Market under the symbol “SBIB”.  For more information on Sterling Bancshares, please visit the Company’s web site at http://www.banksterling.com.

–Tables to follow–

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands, except for per share data)

	Quarter Ended
	Mar. 31,	Dec. 31,	Mar. 31,
	2011	2010	2010
Profitability
Net income (loss)	$(370)	$1,901	$(6,248)

Earnings (loss) per common share (1)
Basic	$(0.00)	$0.02	$(0.07)
Diluted	$(0.00)	$0.02	$(0.07)

Return on average common equity (2)	(0.24)%	1.20%	(4.41)%
Return on average assets (2)	(0.03)%	0.15%	(0.51)%

Net interest margin (3)	3.52%	3.39%	4.02%

Efficiency Ratio (4):
Consolidated	81.37%	84.49%	76.30%
Sterling Bank	76.41%	80.60%	73.60%

Liquidity and Capital Ratios
Average loans to average deposits	65.32%	67.16%	78.64%
Period-end stockholders' equity to total assets	12.34%	11.98%	12.28%
Average stockholders' equity to average assets	12.35%	12.28%	11.63%
Period-end tangible capital to total tangible assets	9.06%	8.77%	8.96%
Tier 1 capital to risk-weighted assets	15.41%	15.43%	14.08%
Total capital to risk-weighted assets	18.13%	18.10%	16.92%
Tier 1 leverage ratio (Tier 1 capital to average assets)	10.08%	10.32%	10.64%

Other Data
Shares used in computing earnings (loss) per common share
Basic shares	102,034	101,967	88,483
Diluted shares	102,034	102,331	88,483
End of period common shares outstanding	102,141	101,984	101,877

Book value per common share at period-end	$6.10	$6.10	$6.08
Cash dividends paid per common share	$0.015	$0.015	$0.015
Common stock dividend payout ratio	N/M	80.53%	N/M
Full-time equivalent employees	938	946	1,004
Number of banking centers	57	57	58

STERLING BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(dollars in thousands)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2011	2010	2010	2010	2010
ASSETS
Cash and cash equivalents	$462,700	$502,894	$366,590	$359,388	$361,199
Available-for-sale securities, at fair value	1,343,536	1,287,555	1,169,519	1,069,964	920,082
Held-to-maturity securities, at amortized cost	246,768	265,080	280,215	280,658	267,503

Loans held for sale	1,877	2,691	7,123	6,509	18,055
Loans held for investment	2,599,778	2,752,349	2,862,952	2,992,370	3,096,261
Total loans	2,601,655	2,755,040	2,870,075	2,998,879	3,114,316
Allowance for loan losses	(75,535)	(77,141)	(80,754)	(80,983)	(76,646)
Loans, net	2,526,120	2,677,899	2,789,321	2,917,896	3,037,670

Premises and equipment, net	49,618	49,421	48,507	47,812	47,396
Real estate acquired by foreclosure	49,826	37,064	14,571	18,151	17,282
Goodwill	173,210	173,210	173,210	173,210	173,210
Core deposits and other intangibles, net	8,951	9,477	10,004	10,540	11,077
Accrued interest receivable	13,588	14,673	14,356	14,951	15,462
Other assets	175,230	174,680	173,328	183,429	192,498
TOTAL ASSETS	$5,049,547	$5,191,953	$5,039,621	$5,075,999	$5,043,379

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Deposits:
Noninterest-bearing demand	$1,287,921	$1,322,492	$1,248,321	$1,266,781	$1,167,602
Interest-bearing demand	2,084,062	2,138,822	2,014,207	1,962,854	2,031,399
Certificates and other time deposits	745,301	796,116	840,683	921,495	925,427
Total deposits	4,117,284	4,257,430	4,103,211	4,151,130	4,124,428
Other borrowed funds	109,701	112,202	106,546	100,770	99,012
Subordinated debt	77,673	78,059	78,624	78,247	77,737
Junior subordinated debt	82,734	82,734	82,734	82,734	82,734
Accrued interest payable and other liabilities	39,074	39,604	41,704	38,722	39,944
Total liabilities	4,426,466	4,570,029	4,412,819	4,451,603	4,423,855

COMMITMENTS AND CONTINGENCIES	-	-	-	-	-

SHAREHOLDERS' EQUITY
Common stock	104,008	103,852	103,820	103,795	103,745
Capital surplus	241,280	239,940	238,536	238,186	237,439
Retained earnings	288,901	290,800	290,429	287,503	288,436
Treasury stock	(21,399)	(21,399)	(21,399)	(21,399)	(21,399)
Accumulated other comprehensive income, net of tax	10,291	8,731	15,416	16,311	11,303
Total shareholders' equity	623,081	621,924	626,802	624,396	619,524
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$5,049,547	$5,191,953	$5,039,621	$5,075,999	$5,043,379

STERLING BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(dollars in thousands, except for per share data)

	Quarter Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2011	2010	2010	2010	2010
Interest income:
Loans, including fees	$34,906	$37,003	$40,153	$42,087	$43,649
Securities:
Taxable	10,359	9,342	9,841	9,602	9,117
Non-taxable	1,044	1,028	1,013	915	925
Deposits in financial institutions	209	258	157	231	115
Other interest-earning assets	2	2	1	3	1
Total interest income	46,520	47,633	51,165	52,838	53,807

Interest expense:
Demand and savings deposits	2,660	3,158	3,583	4,319	4,212
Certificates and other time deposits	1,937	2,328	2,823	3,159	3,352
Other borrowed funds	764	781	784	768	448
Subordinated debt	696	714	747	705	687
Junior subordinated debt	1,034	1,043	1,071	1,040	1,028
Total interest expense	7,091	8,024	9,008	9,991	9,727
Net interest income	39,429	39,609	42,157	42,847	44,080
Provision for credit losses	10,800	5,250	7,716	9,336	22,936
Net interest income after provision for credit losses	28,629	34,359	34,441	33,511	21,144

Noninterest income:
Customer service fees	3,284	3,569	3,728	3,591	3,488
Net gain (loss) on securities	(429)	(136)	43	17	20
Wealth management fees	1,914	1,997	1,733	2,102	2,098
Other	5,365	3,447	3,986	2,815	931
Total noninterest income	10,134	8,877	9,490	8,525	6,537

Noninterest expense:
Salaries and employee benefits	19,565	19,933	20,722	20,453	20,503
Occupancy	6,031	6,083	5,566	5,709	5,790
Technology	2,081	2,176	2,267	2,332	2,417
Professional fees	2,482	2,220	1,452	1,372	2,005
Postage, delivery and supplies	559	606	661	719	708
Marketing	63	216	198	271	269
Core deposits and other intangibles amortization	526	527	537	537	549
FDIC insurance assessments	2,138	2,667	2,478	2,438	2,547
Other	7,652	7,076	3,899	6,975	4,165
Total noninterest expense	41,097	41,504	37,780	40,806	38,953

Income (loss) before income taxes	(2,334)	1,732	6,151	1,230	(11,272)
Income tax provision (benefit)	(1,964)	(169)	1,696	634	(5,024)
Net income (loss)	$(370)	$1,901	$4,455	$596	$(6,248)

Earnings (loss) per common share (1):
Basic	$(0.00)	$0.02	$0.04	$0.01	$(0.07)
Diluted	$(0.00)	$0.02	$0.04	$0.01	$(0.07)

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Quarter Ended
	Mar. 31,			Dec. 31,
	2011			2010
	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Interest-Earning Assets:
Loans held for sale	$3,008	$12	1.55%	$6,728	$36	2.15%
Loans held for investment:
Taxable	2,692,192	34,893	5.26%	2,807,348	36,967	5.22%
Non-taxable (3)	63	1	6.81%	75	1	6.61%
Securities:
Taxable	1,447,767	10,359	2.90%	1,348,061	9,342	2.75%
Non-taxable (3)	112,947	1,558	5.59%	112,733	1,527	5.37%
Deposits in financial institutions	347,116	209	0.24%	416,917	258	0.25%
Other interest-earning assets	4,016	2	0.20%	4,859	2	0.14%
Total interest-earning assets	4,607,109	47,034	4.14%	4,696,721	48,133	4.07%
Noninterest-earning assets	454,688			435,743
Total Assets	$5,061,797			$5,132,464

Interest-Bearing Liabilities:
Deposits:
Demand and savings	$2,087,550	$2,660	0.52%	$2,069,470	$3,158	0.61%
Certificates and other time	772,172	1,937	1.02%	827,574	2,328	1.12%
Other borrowed funds	109,885	764	2.82%	108,810	781	2.85%
Subordinated debt	77,959	696	3.62%	78,517	714	3.61%
Junior subordinated debt	82,734	1,034	5.07%	82,734	1,043	5.00%
Total interest-bearing liabilities	3,130,300	7,091	0.92%	3,167,105	8,024	1.01%

Noninterest-bearing sources:
Noninterest-bearing liabilities	1,306,235			1,335,051
Shareholders' equity	625,262			630,308
Total Liabilities and Shareholders' Equity	$5,061,797			$5,132,464

Tax Equivalent Net Interest Income and Margin (3)		39,943	3.52%		40,109	3.39%

Non-GAAP to GAAP Reconciliation:
Tax Equivalent Adjustment:
Loans		-			1
Securities		514			499
Total tax equivalent adjustment		514			500
Net Interest Income		$39,429			$39,609

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Year-to-date
	2011			2010
	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Interest-Earning Assets:
Loans held for sale	$3,008	$12	1.55%	$13,572	$47	1.40%
Loans held for investment:
Taxable	2,692,192	34,893	5.26%	3,176,511	43,560	5.56%
Non-taxable (3)	63	1	6.81%	4,834	62	5.19%
Securities:
Taxable	1,447,767	10,359	2.90%	1,000,917	9,117	3.69%
Non-taxable (3)	112,947	1,558	5.59%	101,443	1,362	5.44%
Deposits in financial institutions	347,116	209	0.24%	194,104	115	0.24%
Other interest-earning assets	4,016	2	0.20%	2,418	1	0.17%
Total interest-earning assets	4,607,109	47,034	4.14%	4,493,799	54,264	4.90%
Noninterest-earning assets	454,688			443,748
Total Assets	$5,061,797			$4,937,547

Interest-Bearing Liabilities:
Deposits:
Demand and savings	$2,087,550	$2,660	0.52%	$1,993,546	$4,212	0.86%
Certificates and other time	772,172	1,937	1.02%	924,473	3,352	1.47%
Other borrowed funds	109,885	764	2.82%	99,884	448	1.82%
Subordinated debt	77,959	696	3.62%	77,724	687	3.59%
Junior subordinated debt	82,734	1,034	5.07%	82,734	1,028	5.04%
Total interest-bearing liabilities	3,130,300	7,091	0.92%	3,178,361	9,727	1.24%

Noninterest-bearing sources:
Noninterest-bearing liabilities	1,306,235			1,184,970
Shareholders' equity	625,262			574,216
Total Liabilities and Shareholders' Equity	$5,061,797			$4,937,547

Tax Equivalent Net Interest Income and Margin (3)		39,943	3.52%		44,537	4.02%

Non-GAAP to GAAP Reconciliation:
Tax Equivalent Adjustment:
Loans		-			20
Securities		514			437
Total tax equivalent adjustment		514			457
Net Interest Income		$39,429			$44,080

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Quarter Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2011	2010	2010	2010	2010
Condensed Average Balance Sheet
Loans held for sale	$3,008	$6,728	$5,390	$11,454	$13,572
Loans held for investment	2,692,255	2,807,423	2,930,419	3,041,030	3,181,345
Total loans	2,695,263	2,814,151	2,935,809	3,052,484	3,194,917
Available-for-sale securities, at fair value	1,304,941	1,188,610	1,113,780	953,742	860,466
Held-to-maturity securities, at amortized cost	255,773	272,184	284,458	271,967	241,894
Deposits in financial institutions	347,116	416,917	260,167	362,429	194,104
Other interest-earning assets	4,016	4,859	566	840	2,418
Total interest-earning assets	4,607,109	4,696,721	4,594,780	4,641,462	4,493,799
Goodwill	173,210	173,210	173,210	173,210	173,210
Core deposits and other intangibles, net	9,208	9,732	10,262	10,800	11,340
All other noninterest-earning assets	272,270	252,801	255,050	260,923	259,198
Total assets	$5,061,797	$5,132,464	$5,033,302	$5,086,395	$4,937,547

Noninterest-bearing demand	$1,266,324	$1,293,021	$1,224,402	$1,197,400	$1,144,754
Interest-bearing deposits:
Interest-bearing demand	2,087,550	2,069,470	2,003,914	2,027,133	1,993,546
Jumbo certificates of deposit	468,726	509,458	539,094	582,727	549,723
Regular certificates of deposit	211,043	220,615	227,490	233,592	241,649
Brokered certificates of deposit	92,403	97,501	103,457	118,622	133,101
Total deposits	4,126,046	4,190,065	4,098,357	4,159,474	4,062,773
Other borrowed funds	109,885	108,810	103,902	100,976	99,884
Subordinated debt	77,959	78,517	78,472	77,831	77,724
Junior subordinated debt	82,734	82,734	82,734	82,734	82,734
Accrued interest payable and other liabilities	39,911	42,030	39,079	40,952	40,216
Total liabilities	4,436,535	4,502,156	4,402,544	4,461,967	4,363,331
Total shareholders' equity	625,262	630,308	630,758	624,428	574,216
Total liabilities and shareholders' equity	$5,061,797	$5,132,464	$5,033,302	$5,086,395	$4,937,547

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2011	2010	2010	2010	2010
Period-end Loans:
Loans held for sale	$1,877	$2,691	$7,123	$6,509	$18,055
Loans held for investment:
Commercial and industrial	581,703	623,487	597,205	658,141	697,998
Real Estate:
Commercial	1,421,683	1,511,846	1,590,081	1,632,213	1,672,562
Construction and development	213,102	220,076	268,691	310,689	330,855
Residential mortgage	344,774	354,310	362,404	343,894	346,400
Consumer/other	38,516	42,630	44,571	47,433	48,446
Loans held for investment	2,599,778	2,752,349	2,862,952	2,992,370	3,096,261
Total period-end loans	$2,601,655	$2,755,040	$2,870,075	$2,998,879	$3,114,316

Period-End Deposits:
Noninterest-bearing demand	$1,287,921	$1,322,492	$1,248,321	$1,266,781	$1,167,602
Interest-bearing demand	2,084,062	2,138,822	2,014,207	1,962,854	2,031,399
Certificates and other time deposits:
Jumbo	445,833	487,037	512,178	587,377	560,093
Regular	205,840	215,867	224,290	231,404	234,010
Brokered	93,628	93,212	104,215	102,714	131,324
Total period-end deposits	$4,117,284	$4,257,430	$4,103,211	$4,151,130	$4,124,428

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Quarter Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2011	2010	2010	2010	2010
Allowance For Credit Losses
Allowance for loan losses at beginning of period	$77,141	$80,754	$80,983	$76,646	$74,732
Charge-offs:
Commercial, financial and industrial	239	1,845	1,034	1,687	1,968
Real estate, mortgage and construction	12,220	8,535	7,314	5,786	20,214
Consumer	713	323	285	205	262
Total charge-offs	13,172	10,703	8,633	7,678	22,444
Recoveries:
Commercial, financial and industrial	405	342	481	433	483
Real estate, mortgage and construction	255	631	633	845	821
Consumer	106	67	72	51	118
Total Recoveries	766	1,040	1,186	1,329	1,422
Net charge-offs	12,406	9,663	7,447	6,349	21,022
Provision for loan losses	10,800	6,050	7,218	10,686	22,936
Allowance for loan losses at end of period	$75,535	$77,141	$80,754	$80,983	$76,646

Allowance for unfunded loan commitments at beginning of period	1,200	2,000	1,502	2,852	2,852
Provision for losses on unfunded loan commitments	-	(800)	498	(1,350)	-
Allowance for unfunded loan commitments at end of period	1,200	1,200	2,000	1,502	2,852
Total allowance for credit losses	$76,735	$78,341	$82,754	$82,485	$79,498

Nonperforming Assets
Nonperforming loans:
Loans held for sale	$-	$-	$1,665	$3,491	$10,883
Loans held for investment	135,791	133,264	162,096	162,669	125,025
Real estate acquired by foreclosure	49,826	37,064	14,571	18,151	17,282
Other repossessed assets	127	3	50	20	60
Total nonperforming assets	$185,744	$170,331	$178,382	$184,331	$153,250

Restructured loans - accruing	$15,001	$27,699	$17,495	$15,001	$10,675

Potential problem loans	$171,276	$166,442	$169,646	$142,123	$172,020

Accruing loans 30 to 89 days past due	$31,720	$23,680	$16,234	$19,307	$46,410

Accruing loans past due 90 days or more	$2,334	$507	$953	$441	$306

Ratios
Period-end allowance for credit losses to period-end loans	2.95%	2.84%	2.88%	2.75%	2.55%
Period-end allowance for loan losses to period-end loans	2.90%	2.80%	2.81%	2.70%	2.46%
Period-end allowance for loan losses to nonperforming loans	55.63%	57.89%	49.31%	48.74%	56.40%
Nonperforming loans to period-end loans	5.22%	4.84%	5.71%	5.54%	4.36%
Nonperforming assets to period-end assets	3.68%	3.28%	3.54%	3.63%	3.04%
Net charge-offs to average loans (2)	1.87%	1.36%	1.01%	0.83%	2.67%

STERLING BANCSHARES, INC.
FOOTNOTES TO EARNINGS RELEASE

(1)	Earnings per share in each quarter is computed individually using the weighted-average number of shares outstanding during that quarter.

(2)	Interim periods annualized.

(3)
Taxable-equivalent basis assuming a 35% tax rate.  The Company presents net interest income on a tax-equivalent basis.  Accordingly, net interest income from tax-exempt securities and loans is presented in the net interest income results on a basis comparable to taxable securities and loans.  This non-GAAP financial measure allows management to assess the comparability of net interest income arising from both taxable and tax-exempt sources.

(4)	The efficiency ratio is calculated by dividing noninterest expense by tax equivalent basis net interest income plus noninterest income less net gain (loss) on investment securities.

N/M	Not meaningful.